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                                                                   EXHIBIT 23.2

                CONSENT OF INDEPENDENT REAL ESTATE CONSULTANTS

The Board of Directors of The Rouse Company:

  We consent to the incorporation by reference in this Registration Statement of The Rouse Company (the "Company") and Rouse Capital on Form S-3
(Registration Nos. 33-      and 33-     ), filed pursuant to Rule 462(b), of
our report dated February 21, 1995, on our concurrence with the Company's estimates of the market value of its equity and other interests in certain real property owned and/or managed by the Company and its subsidiaries as of December 31, 1994 and 1993, which report appears on page 19 of the 1994 Annual Report to Shareholders that is incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, and which report is included in this Registration Statement and in the Registration Statement of the Company and Rouse Capital on Form S-3 (File Nos. 33-63279 and 33-63279-01), and to the reference to our firm under the heading "Experts" in the Prospectus that is a part of such Registration Statements.

                                                 /s/ Deborah A. Jackson
                                          _____________________________________
                                                Landauer Associates, Inc.

New York, New York
November 22, 1995